THIS SECURED NOTE HAS NOT BEEN REGISTERED UNDER THE FEDERAL OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR HYPOTHECATED IN ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH LAWS AS MAY BE APPLICABLE OR, AN OPINION OF COUNSEL THAT AN EXEMPTION FROM SUCH APPLICABLE LAWS EXIST.

SECURED NOTE

[$____________]	Issuance Date: December___, 2014
Maturity Date: March 31, 2016

FOR VALUE RECEIVED, _____________ (the “Borrower”) hereby promises to pay to the order of __________________ (the “Holder”), at _____________________, or at such other address as the Holder designates in writing to the Borrower, the principal sum of ___________________ and No/100 Dollars ($______________), on the Maturity Date.

Interest on this Secured Note (“Note”) shall be computed at an annual rate of twelve percent (12%) based on a 360 day year, payable in arrears at the end of each calendar quarter, beginning with March 31, 2015 until the Maturity Date at which time all accrued and unpaid interest shall be immediately due and payable. While in default, this Note shall bear interest at the rate of 18% per annum or such maximum rate of interest allowable under the laws of the State of Florida, if less. Payments shall be made in lawful money of the United States.

This Note is secured by and is subject to all of the terms and conditions of that certain Secured Line of Credit Agreement dated the same date of this Note (the “Agreement”) and other instruments executed and delivered by the Borrower to the Holder as security for and securing the indebtedness evidenced by this Note (the “Obligations”). Capitalized terms used, but not otherwise defined herein, shall have the meaning ascribed to such terms in the Agreement.

Simultaneously with the execution and delivery of this Note, pursuant to the Agreement, the Borrower is signing and delivering Secured Notes to the other Holders (the “Related Loan Notes”).

1. Event of Default. Upon an Event of Default, the entire unpaid balance of this Note then outstanding, together with accrued interest thereon, if any, shall be and become immediately due and payable upon written notice from the Holder. For purposes of this Note, an “Event of Default” shall consist of any of the following events:

(a) The Borrower shall fail to pay any portion of the Obligations, including an Event of Default under the Related Loan Notes, which shall become due and payable to Holder under this Note, whether at the Maturity Date or at any accelerated date of maturity or at any other date fixed for payment.

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(b) The Borrower shall commence any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking other relief with respect to its debts; or a court shall enter an order for relief or any such adjudication or appointment, which case, proceeding or action or order, adjudication, or appointment, as the case may be, remains undismissed, undischarged or unbonded for a period of 30 days, then, or any time thereafter during the continuance of any of such events.

(c) A judgment for money damages (or the equitable equivalent) shall be entered against the Borrower, which has not been vacated or stayed within 10 days of entry.

(d) Any material representation or warranty of the Borrower herein shall prove to have been false in any material respect upon the date when made.

(e) The occurrence of a default under any material indebtedness of the Borrower resulting from other than the failure to timely pay interest or principal of such indebtedness which results in the acceleration of the maturity of such indebtedness.

(f) Any default under this Note or the Related Loan Notes issued under the Agreement.

2. Prepayment.

(a) This Note may not be prepaid in whole or in part at any time for cash without the Holder’s prior written consent.

(b) All payments made on this Note shall be applied first to any interest accrued to the date of such payment with the remainder applied toward principal.

3. Security Interest in Collateral. As security for the prompt and complete payment and performance of the Obligations and as set forth in this Note, the Borrower hereby grants to the Holder a first priority lien on and continuing security interest in all of the Borrower’s right, title and interest in the Collateral (as defined in the Agreement).

4. Miscellaneous.

(a) All makers and endorsers now or hereafter becoming parties hereto jointly and severally waive demand, presentment, notice of non-payment and protest.

(b) This Note may not be changed or terminated orally, but only with an agreement in writing, signed by the parties against whom enforcement of any waiver, change, modification, or discharge is sought with such agreement being effective and binding only upon attachment hereto.

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(c) This Note and the rights and obligations of the Holder and of the undersigned shall be governed and construed in accordance with the laws of the State of Florida.

(d) Upon the occurrence of an Event of Default under this Note, the Borrower shall, upon demand, pay to the Holder the amount of any and all reasonable costs and expenses (including reasonable attorneys’ fees) that Holder may incur in connection with the enforcement or collection of this Note.

(e) No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies.

(f) The Borrower hereby, to the fullest extent permitted by applicable law, waives presentment, demand, notice (including without limitation notice of default (except as otherwise specifically set forth herein), notice of protest, notice of intention to accelerate maturity, notice of acceleration of maturity and notice of nonpayment or dishonor), protest and all other demands and notices in connection with delivery, acceptance, performance, default, acceleration or enforcement of or under this Note, and the bringing of suit and diligence in taking any action to collect amounts owing hereunder or in proceeding against any of the rights and properties securing payment hereof, and is directly and primarily liable for the amount of all sums owing or to be owing hereon. The Borrower agrees that its liability on or with respect to this Note shall not be affected by any release of or change in any guaranty or security at any time or by any failure to perfect or maintain perfection of any lien against or security interest in any such security or the partial or complete unenforceability of any guaranty or other surety obligation, in each case in whole or in part, with or without notice and before or after maturity. No extension of the time for the payment of this Note made by agreement with any person now or hereafter liable for the payment of this Note shall operate to release, discharge, modify, change or affect the original liability of the Borrower under this Note.

(g) To the extent that Holder receives any payment on account of any of Borrower’s Obligations, and any such payment(s) or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, subordinate and/or required to be repaid to a trustee, receiver or any other person or entity under any bankruptcy act, state or federal law, common law or equitable cause, then, to the extent of such payment(s) received, the Borrower’s Obligations or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment(s) had not been received by the Holder and applied on account of the Borrower’s Obligations.

(h) All notices, offers, acceptance and any other acts under this Note (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by FedEx or similar receipted next business day delivery, or by facsimile or email delivery followed by overnight next business day delivery to the Borrower at the address (or email address) set forth in the Agreement (as it may be changed pursuant to the Agreement) and to the Holder at the address (or e-mail address) set forth in the Agreement or such other address as the Holder by notice to the Borrower may designate from time to time. The transmission confirmation receipt from the sender’s facsimile machine shall be evidence of successful facsimile delivery. Time shall be counted to, or from, as the case may be, the date of delivery.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Borrower has caused this Note to be executed as of the Issuance Date.

BORROWER:

EMAGINE THE VAPE STORES, LLC

By:

,

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